                                                                EXHIBIT 99.16(c)

Merrill Lynch Minnesota Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust - Class C
         10/21/94 - 7/31/95                    Since           Since
                                             Inception       Inception
                                          Average Annual       Total
                                           Total Return       Return*
                                           ------------      ----------
Initial Investment                            $1,000.00       $1,000.00

Divided by Net Asset Value                         9.99            9.99
                                           ------------      ----------
Equal Shares Purchased                          100.l00         100.100

Plus Shares Acquired through
  Dividend Reinvestment                           3.704           3.704
                                           ------------      ----------
Equal Shares Held at 7/31/95                    103.804         103.804

Multiplied by Net Asset Value at 7/31/95          10.32           10.32
                                           ------------      ----------

Equals Ending Value before deduction for
  contingent deferred sales charge             1,071.26        1,071.26

Less deferred sales charge                      (10.00)            0.00
                                           ------------      ----------

Equals Ending Redeemable Value at
$1000 Investment (ERV) at 7/31/95              1,061.26        1,071.26
                                           ------------      ----------
Divided by $1,000 (P)                            1.0613          1.0713

Subtract 1                                       0.0613          0.0713


Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)       6.13%
                                           ============


Expressed as a percentage equals the
  Aggregate Total Return for the Period                           7.13%
                                                             ==========
ERV divided by P                                 1.0613

Raise to the power of                            1.2898

Equals                                           1.0797

Subtract 1                                       0.0797


Expressed as a percentage equals the
  Average Annualized Total Return                 7.97%
                                           ============

* Does not include sales charge for the period.
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          30 DAYS STANDARDIZED YIELD
         FOR THE PERIOD ENDING 7-31-95

  MERRILL LYNCH MINNESOTA MUNICIPAL BOND FUND OF MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST - CLASS C


Long term income generally based on yield to
    maturity times market value of each security               $1,680

Plus short term income accrued for the past
   thirty days                                                    242
                                                      ---------------
Equals Total Income                                             1,921

Less expenses for the past thirty days                           -463
                                                      ---------------
Equals net monthly income for yield calculation                 1,458
                                                      ---------------
Average shares outstanding for 30 days                         36,004

Times the Net Asset Value                                       10.31
                                                      ---------------
Equals total dollars                                         $371,205
                                                      ===============

Net monthly income dividend by total dollars equals       0.003928663

Add 1                                                     1.003928663

Raise to the power of 6                                   1.023804711

Subtract 1                                                0.023804711

Times 2                                                   0.047609421

Expressed as a percentage equals the
  standardized yield for the 30 day period                      4.76%
                                                             ========

Tax/Rate                                                       28.00%

X = 1 minus Tax Rate                                           72.00%

Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 day period                        6.61%
                                                             ========